UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in Its Charter)

THE LION FUND L.P. BIGLARI CAPITAL CORP. WESTERN SIZZLIN CORP. WESTERN ACQUISITIONS L.P. WESTERN INVESTMENTS INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Lion Fund L.P. (“Lion Fund”) and Western Sizzlin Corp. (“Western Sizzlin”), together with the other participants named herein, are filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of two nominees as directors at the next annual meeting of stockholders (the “Annual Meeting”) of The Steak n Shake Company (the “Company”).  Lion Fund and Western Sizzlin have filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1.    Press release issued on March 3, 2008 and posted on www.enhancesteaknshake.com:

Press Release

PROXY GOVERNANCE, INC. RECOMMENDS STEAK N SHAKE STOCKHOLDERS VOTE TO
 ELECT SARDAR BIGLARI AND PHILIP COOLEY TO THE BOARD

Monday March 3, 9:03 am ET

SAN ANTONIO, March 3 /PRNewswire-FirstCall/ — Sardar Biglari, Chairman and Chief Executive Officer of Western Sizzlin Corporation (Nasdaq: WEST - News) and The Lion Fund, L.P., announced today that PROXY Governance, Inc., a proxy advisory firm, has recommended that stockholders of The Steak n Shake Company (NYSE: SNS - News) vote the GOLD proxy card to elect Sardar Biglari and Philip L. Cooley to the Steak n Shake board at the annual meeting of stockholders scheduled to take place on March 7, 2008.

The PROXY Governance report continues a wave of endorsements issued during the past week from other proxy advisory firms such as Institutional Shareholder Services and Glass Lewis.  In its report, PROXY Governance stated: “We support the dissident proxy because we believe the dissident nominees will bring a new, and sorely-needed, accountability to the company, and the dissidents’ plan represents the better alternative for reversing the long decline in shareholder value.”

Commenting on the Lion Fund’s charges of Steak n Shake’s poor performance and erosion of shareholder wealth, the report continued: “It is difficult to rebut the dissidents’ central charge — that the company’s performance over the past decade has destroyed significant shareholder value, and the strategies and operating practices it continues to pursue are ill-suited to a corporate revitalization.”

The report also questioned the motives behind the current board’s recent amendment of the company’s bylaws to require 80% shareholder support to call a special meeting, terming the measure “a nearly prohibitive hurdle, which effectively diminishes shareholder rights.”

In its report, PROXY Governance concluded that “the dissident nominees not only have the necessary business acumen to contribute meaningfully but will also be committed to stewardship of shareholder interests.”

Sardar Biglari, in response to the report, asserted, “We are pleased with PROXY Governance’s endorsement of Phil Cooley and me, particularly its recognition of our superior plan and our enduring commitment to serving the interests of all shareholders.”

Source: Western Sizzlin Corporation

Contact:
Morrow & Co., LLC
(203) 658-9400
Or
Robyn B. Mabe, Chief Financial Officer
Western Sizzlin Corporation
(540) 345-3195